1Q11 SUPPLEMENTAL INFORMATION Exhibit 99.2

25 33 Corporate Profile 2 Analyst Coverage 3 Investor Relations Contacts 3 Executive Officers 4 Forward-Looking Statements and Risk Factors 5 Additional Information 5 Consolidated Balance Sheets (Unaudited) 6 Consolidated Statements of Income (Unaudited) 7 Funds from Operations Reconciliation 8 Funds Available for Distribution Reconciliation 9 Adjusted EBITDA Reconciliation 10 Net Operating Income Reconciliation 11 Outlook Reconciliation 12 Normalizing Items 13 Revenue and Lease Maturity 13 Debt Maturities and Principal Payments 14 Fixed and Floating Rate Debt 14 Current Capitalization 15 Gross Investment Activity — Quarter 16 Gross Investment Activity — Year 17 Investment Timing 18 Disposition Activity 18 Discontinued Operations 18 Portfolio Composition 19 Investment Metrics 19 Portfolio Concentration 20 Top Ten Customer Descriptions 21 MSA and Region Concentration 22 Portfolio Performance 23 Entrance Fee Portfolio 23 Same Store Revenue Growth 23 Portfolio Composition — Senior Housing Operating 24 Portfolio Performance — Senior Housing 25 Portfolio Performance — Skilled Nursing 26 Portfolio Performance — Hospitals 27 Portfolio Composition — Medical Office Buildings 28 Portfolio Performa nce — Medical Office Buildings 28 Portfolio Concentration — Medical Office Buildings 29 Portfolio Composition — Life Science Buildings 30 Development Activity 31 Development Funding Projections 31 Development Project Conversion Estimates 31 Unstabilized Properties 32 Portfolio Trends 33 Glossary 34 Supplemental Reporting Measures 37 CORPORATE FINANCIAL INVESTMENT PORTFOLIO GLOSSARY TABLE OF CONTENTS

CORPORATE

HEALTH CARE REIT, INC., founded in 1970, is a leading investor in senior living and health care real estate. The company, with an enterprise value of $16.8 billion, has a portfolio that spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life sciences facilities. The company adds value to its clients by providing comprehensive services including planning, developing, managing, repositioning, and monetizing real estate assets.

Data as of:	March 31, 2011				
NYSE Symbol:	HCN	Enterprise Value (1):	$16.8 billion	Investment Concentration*	
Closing Price:	$52.44	Gross Real Estate Assets (1):	$11.1 billion	Top 5 Customers (1)	32%
52 Week Hi/Lo:	$52.74/$38.42	Debt to Market Capitalization:	37%	Top 5 States (1)	42%
Dividend/Yield:	$2.86/5.45%	Debt to Book Capitalization:	48%	* % of total investments	
Shares Outstanding:	177 million				

RELATIONSHIP FOCUSED, LONG-TERM STRATEGY

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. Throughout the company's 41-year history, it has been a long-term capital provider and partner adding value to its clients through comprehensive planning, development and property management services. The relationship with Health Care REIT enables our tenants to grow profitably, while concentrating on what they do best – providing quality care to patients and residents.

SPEED AND CERTAINTY OF EXECUTION

Health Care REIT's experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $9.7 billion in capital in the last five years, including $3.0 billion in 2010 and $3.6 billion during the three months ended March 31, 2011. The company's $1.15 billion line of credit ensures new investments will be funded on time.

GROSS INVESTMENTS
$ millions


SH-NNN
SH-Ops
MFG
CIP
Other
$1,189
$1,234
$717
$3,151
$4,040
2007
2008
2009
2010
2011 (2)

GROSS REAL ESTATE ASSETS (1)
$ millions


$4,477
$5,498
$6,462
$6,764
$9,828
$13,568
2006
2007
2008
2009
2010
2011E (3)

Notes:
(1) Includes joint venture investments.
(2) Includes all gross investments announced to-date.
(3) Based on HCN 2011 net investment guidance of $3.7 billion.

2

SECURE DIVIDEND Health Care REIT maintains a commitment to conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 160 consecutive quarterly dividends during its 41- year history and remains focused on delivering attractive stockholder returns. GROWTH SINCE INCEPTION* SOLID DIVIDEND PAYMENT RECORD* $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 71 75 79 83 87 91 95 99 03 07 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 71 74 77 80 83 86 89 92 95 98 01 04 07 10 *value of $10,000 investment made 6/30/1971, *adjusted for stock splits assuming reinvestment of dividends TOTAL RETURNS* 1 year 19.2% 3 years 10.8% 5 years 12.7% 10 years 17.1% 20 years 15.1% Since inception 16.1% *assumes reinvestment of dividends ANALYST COVERAGE INVESTOR RELATIONS Robert W. Baird & Co. ANALYST / INVESTOR CONTACT Bank of America Merrill Lynch Scott A. Estes BMO Capital Markets Corp. EVP & CFO Cowen and Company sestes@hcreit.com Deutsche Bank Securities Inc. Edward Jones Fagenson & Co., Inc. Michael A. Crabtree Goldman Sachs & Co. SVP & Treasurer Green Street Advisors, Inc. mcrabtree@hcreit.com J.J.B. Hilliard, W.L. Lyons, LLC Jefferies & Company, Inc. J.P. Morgan Securities Inc. GENERAL INQUIRIES KeyBanc Capital Markets Inc. Erin C. Ibele Morgan Keegan & Co., Inc. SVP-Administration & Corporate Secretary Raymond James & Associates, Inc. info@hcreit.com Sandler O-Neill + Partners, L.P. Stifel Nicolaus & Company, Inc. UBS Securities LLC Wells Fargo Securities, LLC 3 CORPORATE CORPORATE

George L. Chapman Chairman, Chief Executive Officer & President Mr. Chapman is Chairman, Chief Executive Officer and President of the company. Mr. Chapman served as Chairman and Chief Executive Officer of the company from October 1996 to January 2009. He assumed the additional title of President of the company in January 2009. Mr. Chapman previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company. Scott A. Estes EVP & Chief Financial Officer Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities. 4 CORPORATE Jeffrey H. Miller EVP — Operations & General Counsel Mr. Miller has served as Executive Vice President and General Counsel of the company since March 2006 and assumed the additional title of Executive Vice President-Operations in January 2009. He served as Vice President and General Counsel of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP. Charles J. Herman, Jr. EVP & Chief Investment Officer Mr. Herman has served as Executive Vice President and Chief Investment Officer of the company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991. John T. Thomas EVP — Medical Facilities Mr. Thomas has served as Executive Vice President-Medical Facilities since January 2009. He served as President and Chief Development Officer of Cirrus Health from July 2005 to January 2009. Mr. Thomas served as Senior Vice President/General Counsel for Baylor Health Care System from October 2000 to July 2005 and as General Counsel/Secretary for the St. Louis division of the Sisters of Mercy Health System from April 1997 to October 2000.

Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, senior housing and life sciences industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life sciences tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements. Additional Information The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated May 3, 2011 and other information filed with, or furnished to, the Securities and Exchange Commission (“SEC”). The Supplemental Reporting Measures and reconci liations of Non-GAAP measures are an integral part of the information presented herein. You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. 4 4

Consolidated Balance Sheets (unaudited) (dollars in thousands) 2011 2010 Assets Real estate investments: Real property owned Land and land improvements $ 8 19,622 $ 5 51,594 Buildings and improvements 8 ,707,973 5,512,467 Acquired lease intangibles 3 47,620 1 47,957 Real property held for sale, net of accumulated depreciation 71,126 27,607 Construction in progress 3 53,812 3 74,849 Gross real property owned 1 0,300,153 6,614,474 Less accumulated depreciation and amortization (867,050) (718,671) Net real property owned 9 ,433,103 5,895,803 Real estate loans receivable (1) 4 47,351 4 44,457 Less allowance for losses on loans receivable (1,524) (5,025) Net real estate loans receivable 4 45,827 4 39,432 Net real estate investments 9 ,878,930 6,335,235 Other assets: Equity investments 2 50,111 1 66,654 Goodwill 5 1,207 - Deferred loan expenses 4 8,620 25,405 Cash and cash equivalents 2,667,995 36,558 Restricted cash 3 8,722 17,692 Receivables and other assets (2) 3 22,459 192,834 Total other assets 3 ,379,114 4 39,143 Total assets $ 13,258,044 $ 6,774,378 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $ — $ 425,000 Senior unsecured notes 4 ,427,850 1,677,518 Secured debt 1 ,711,973 725,969 Capital lease obligations 8 ,813 - Accrued expenses and other liabilities 334,259 185,975 Total liabilities 6 ,482,895 3,014,462 Redeemable noncontrolling interests 4 ,546 - Equity: Preferred stock 1 ,010,417 287,974 Common stock 176,563 123,979 Capital in excess of par value 6 ,280,906 3,916,837 Treasury stock (13,480) (11,303) Cumulative net income 1 ,708,248 1,578,990 Cumulative dividends (2,538,601) (2,147,690) Accumulated other comprehensive income (10,295) (4,092) Other equity 6 ,383 5,539 Total Health Care REIT, Inc. stockholders’ equity 6 ,620,141 3,750,234 Noncontrolling interests 150,462 9 ,682 Total equity 6 ,770,603 3,759,916 Total liabilities and equity $ 13,258,044 $ 6,774,378 March 31, Notes: (1) Includes non-accrual loan balances of $9,478,000 and $78,104,000 at March 31, 2011 and 2010, respectively. (2) Includes net straight-line receivable balances of $88,405,000 and $82,056,000 at March 31, 2011 and 2010, respectively. 6 FINANCIAL

(amounts in thousands except per share data) 2011 2010 2011 2010 Revenues: Rental income $ 169,658 $ 135,333 $ 169,658 $ 135,333 Resident fees and service 7 1,286 — 7 1,286 - Interest income 1 1,709 9,048 1 1,709 9,048 Other income 2,824 996 2,824 996 Total revenues 255,477 145,377 255,477 145,377 Expenses: Interest expense 5 8,897 28,425 5 8,897 28,425 Property operating expenses 6 4,485 12,513 6 4,485 12,513 Depreciation and amortization 7 3,476 40,652 7 3,476 40,652 General and administrative expenses 1 7,714 16,821 1 7,714 16,821 Transaction costs 3 6,065 7,714 3 6,065 7,714 Loss (gain) on extinguishment of debt — 1 8,038 — 1 8,038 Provision for loan losses 248 — 248 - Total expenses 250,885 124,163 250,885 124,163 Income from continuing operations before income taxes and income from unconsolidated joint ventures 4,592 2 1,214 4,592 2 1,214 Income tax expense (129) (84) (129) (84) Income from unconsolidated joint ventures 1,543 768 1,543 768 Income from continuing operations 6,006 2 1,898 6,006 2 1,898 Discontinued operations: Gain (loss) on sales of properties 2 6,156 6,718 2 6,156 6,718 Impairment of assets (202) — (202) - Income (loss) from discontinued operations, net (150) 3,078 (150) 3,078 Discontinued operations, net 2 5,804 9,796 2 5,804 9,796 Net income 3 1,810 31,694 3 1,810 31,694 Less: Preferred stock dividends 8,680 5,509 8,680 5,509 Net income (loss) attributable to noncontrolling interests (242) 373 (242) 373 Net income attributable to common stockholders $ 23,372 $ 25,812 $ 23,372 $ 25,812 Average number of common shares outstanding: Basic 154,945 123,270 154,945 123,270 Diluted 155,485 123,790 155,485 123,790 Net income attributable to common stockholders per share: Basic $ 0.15 $ 0.21 $ 0.15 $ 0.21 Diluted $ 0.15 $ 0.21 $ 0.15 $ 0.21 Common dividends per share $ 0.69 $ 0.68 $ 0.69 $ 0.68 Three months ended March 31, Consolidated Statements of Income (unaudited) Three Months Ended March 31, 7 FINANCIAL

(amounts in thousands except per share data) 2011 2010 2011 2010 Net income attributable to common stockholders $ 23,372 $ 25,812 $ 23,372 $ 25,812 Depreciation and amortization (1) 7 4,768 4 3,581 74,768 43,581 Loss (gain) on sales of properties (26,156) (6,718) (26,156) (6,718) Noncontrolling interests (2) (4,160) (363) (4,160) (363) Unconsolidated joint ventures (3) 3,027 775 3,027 775 Funds from operations 70,851 63,087 70,851 63,087 Normalizing items, net (4) 3 7,344 2 9,333 37,344 29,333 Funds from operations — normalized $ 108,195 $ 92,420 $ 108,195 $ 92,420 Average diluted common shares outstanding 155,485 123,790 155,485 123,790 Per diluted share data: Net income attributable to common stockholders $ 0.15 $ 0.21 $ 0.15 $ 0.21 Funds from operations $ 0.46 $ 0.51 $ 0.46 $ 0.51 Funds from operations — normalized $ 0.70 $ 0.75 $ 0.70 $ 0.75 Normalized FFO Payout Ratio Dividends per share $ 0.69 $ 0.68 $ 0.69 $ 0.68 FFO per diluted share — normalized $ 0.70 $ 0.75 $ 0.70 $ 0.75 Normalized FFO payout ratio 99% 91% 99% 91% Funds From Operations Reconciliation * Three months ended March 31, Three Months Ended March 31, Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Represents noncontrolling interests’ share of transaction costs and depreciation and amortization. (3) Represents HCN’s share of unconsolidated joint ventures’ depreciation and amortization. (4) See page 13 for schedule of normalizing items. 8 FINANCIAL

(amounts in thousands except per share data) 2011 2010 2011 2010 Net income attributable to common stockholders $ 23,372 $ 25,812 $ 23,372 $ 25,812 Depreciation and amortization (1) 74,768 43,581 7 4,768 43,581 Loss (gain) on sales of properties (26,156) (6,718) (26,156) (6,718) Noncontrolling interests (2) (3,836) (340) (3,836) (340) Unconsolidated joint ventures (3) 1,191 299 1,191 299 Gross straight-line rental income (5,030) (4,453) (5,030) (4,453) Prepaid/straight-line rent receipts 3,612 1,738 3,612 1,738 Amortization related to above/(below) market leases, net (658) (487) (658) (487) Non-cash interest expense 3,716 2,841 3,716 2,841 Cap-ex, tenant improvements, lease commissions (8,141) (3,771) (8,141) (3,771) Funds available for distribution 62,838 58,502 6 2,838 58,502 Normalizing items, net (4) 37,344 29,333 3 7,344 29,333 Prepaid/straight-line rent receipts (3,612) (1,738) (3,612) (1,738) Funds available for distribution — normalized $ 96,570 $ 86,097 $ 96,570 $ 86,097 Average diluted common shares outstanding 155,485 123,790 155,485 123,790 Per diluted share data: Net income attributable to common stockholders $ 0.15 $ 0.21 $ 0.15 $ 0.21 Funds available for distribution $ 0.40 $ 0.47 $ 0.40 $ 0.47 Funds available for distribution — normalized $ 0.62 $ 0.70 $ 0.62 $ 0.70 Normalized FAD Payout Ratio Dividends per share $ 0.69 $ 0.68 $ 0.69 $ 0.68 FAD per diluted share — normalized $ 0.62 $ 0.70 $ 0.62 $ 0.70 Normalized FAD payout ratio 111% 97% 111% 97% Funds Available for Distribution Reconciliation * Three months ended March 31, Three Months Ended March 31, Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Represents noncontrolling interests’ share of transaction costs, depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense. (3) Represents HCN’s share of unconsolidated joint ventures’ depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense. (4) See page 13 for schedule of normalizing items. 9 FINANCIAL

FINANCIAL

Adjusted EBITDA Reconciliation *

(dollars in thousands)

	Twelve Months Ended				
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Net income	**$ 157,976**	**$ 144,282**	**$ 125,377**	**$ 128,884**	**$ 129,001**
Interest expense (3)	111,746	121,964	138,116	160,960	190,305
Income tax expense	201	368	475	364	407
Depreciation and amortization (3)	167,177	173,897	181,918	202,543	233,731
Stock-based compensation (4)	10,619	10,736	10,669	11,823	9,866
Provision for loan losses	23,121	23,121	52,039	29,684	29,932
Loss (gain) on extinguishment of debt	44,822	51,857	34,582	34,171	16,134
Adjusted EBITDA	**$ 515,662**	**$ 526,225**	**$ 543,176**	**$ 568,429**	**$ 609,376**
Interest Coverage Ratio (1)					
Interest expense (3)	$ 111,746	$ 121,964	$ 138,116	$ 160,960	$ 190,305
Capitalized interest (5)	38,381	32,631	26,313	20,792	18,381
Non-cash interest expense	(11,967)	(12,782)	(14,145)	(13,945)	(14,820)
Total interest	**$ 138,160**	**$ 141,813**	**$ 150,284**	**$ 167,807**	**$ 193,866**
Adjusted EBITDA	$ 515,662	$ 526,225	$ 543,176	$ 568,429	$ 609,376
Adjusted interest coverage ratio	**3.73x**	**3.71x**	**3.61x**	**3.39x**	**3.14x**
Fixed Charge Coverage Ratio (2)					
Total interest (3)	$ 138,160	$ 141,813	$ 150,284	$ 167,807	$ 193,866
Secured debt principal amortization	10,464	12,612	14,333	16,652	19,180
Preferred dividends	22,064	22,032	21,860	21,645	24,816
Total fixed charges	**$ 170,688**	**$ 176,457**	**$ 186,477**	**$ 206,104**	**$ 237,862**
Adjusted EBITDA	$ 515,662	$ 526,225	$ 543,176	$ 568,429	$ 609,376
Adjusted fixed charge coverage ratio	**3.02x**	**2.98x**	**2.91x**	**2.76x**	**2.56x**
Net Debt to EBITDA Ratio					
Total debt	$ 2,828,487	$ 3,154,763	$ 3,471,455	$ 4,469,736	$ 6,148,636
Less: cash and cash equivalents	(36,558)	(55,423)	(181,147)	(131,570)	(2,667,995)
Net debt	**$ 2,791,929**	**$ 3,099,340**	**$ 3,290,308**	**$ 4,338,166**	**$ 3,480,641**
Adjusted EBITDA	515,662	526,225	543,176	568,429	609,376
Net debt to adjusted EBITDA ratio	**5.41x**	**5.89x**	**6.06x**	**7.63x**	**5.71x**

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.

(3) Interest expense and depreciation and amortization include discontinued operations.

(4) Stock-based compensation expense was $5,593,000 for the three months ended March 31, 2011, respectively.

(5) Capitalized interest was $4,665,000 for the three months ended March 31, 2011.

10

2011 2010 2011 2010 Total revenues: Senior housing triple-net: Senior housing $ 68,655 $ 52,366 $ 68,654 $ 52,366 Skilled nursing 37,086 40,872 37,087 40,872 Sub-total rental income 105,741 93,238 105,741 93,238 Interest income 9,379 8,575 9,378 8,575 Other income 507 651 507 494 Total senior housing triple net-income 115,627 102,464 115,626 102,307 Senior housing operating: Resident fees and services 71,286 — 71,286 - Medical facilities: Rental income (2): Medical office(1) 56,196 40,088 54,769 40,088 Hospitals 12,667 10,781 12,667 10,781 Life sciences (1) 11,270 — 11,270 3,725 Sub-total rental income 80,133 50,869 78,706 54,594 Interest income 2,331 473 2,331 473 Other income 1,786 114 1,786 271 Total medical facilities income 84,250 51,456 82,823 55,338 Non-segment/corporate other income 532 231 531 231 Total revenues 271,695 154,151 270,266 157,876 Property operating expenses: Senior housing triple-net — - — - Senior housing operating 49,272 — 49,272 - Medical facilities (1,2) 20,286 13,720 19,910 14,821 Non-segment/corporate — - — - Total property operating expenses 69,558 13,720 69,182 14,821 Net operating income: Senior housing triple-net 115,627 102,464 115,626 102,307 Senior housing operating 22,014 22,014 - Medical facilities 63,964 37,736 62,913 40,517 Non-segment/corporate 532 231 531 231 Net operating income $ 202,137 $ 140,431 $ 201,084 $ 143,055 (dollars in thousands) Net Operating Income Reconciliation * Three months ended March 31, Three Months Ended March 31, Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Includes HCN’s share of revenues and expenses from unconsolidated joint ventures. Please see page 30 for additional information. (2) The three months ended March 31, 2011 includes the following amounts (in thousands): Rental income from discontinued operations: Senior housing $ 250 Skilled nursing 2,154 Total $ 2,404 Non-cash rental income from continuing operations: Senior housing $ 2,884 Skilled nursing (12) Hospitals 228 Medical office 2,450 Life sciences (1) 1,155 Total $ 6,705 Property operating expenses from discontinued operations: Hospitals $ 829 Total $ 829 11 FINANCIAL

(amounts represent per share data) Low High FFO Reconciliation* Net income attributable to common stockholders $ 0.97 $ 1.07 Loss (gain) on sales of properties (0.15) (0.15) Depreciation and amortization (1) 2.28 2.28 Funds from operations $ 3.10 $ 3.20 Normalizing items, net 0.22 0.22 Funds from operations — normalized $ 3.32 $ 3.42 FAD Reconciliation* Net income attributable to common stockholders $ 0.97 $ 1.07 Loss (gain) on sales of properties (0.15) (0.15) Depreciation and amortization (1) 2.28 2.28 Net straight-line rent and above/below amortization (1) (0.22) (0.22) Non-cash interest expense 0.10 0.10 Cap-ex, tenant improvements, lease commissions (0.17) (0.17) Funds available for distribution $ 2.81 $ 2.91 Normalizing items, net 0.22 0.22 Prepaid/straight-line rent receipts (0.02) (0.02) Funds available for distribution — normalized $ 3.01 $ 3.11 Outlook Reconciliation: Year ended December 31, 2011 Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Amounts presented net of noncontrolling interests’ share and HCN’s share of unconsolidated joint ventures. 12 FINANCIAL

(amounts in thousands except per share data) 2011 2010 2011 2010 Impairment of assets $ 202 $ — $ 202 $ - Transaction costs $ 36,065 $ 7,714 36,065 7,714 Special stock compensation grants/payments — 2,853 — 2,853 Loss (gain) on extinguishment of debt — 18,038 — 18,038 Provision for loan losses 248 — 248 - Held for sale hospital operating expenses 829 728 829 728 Total $ 37,344 $ 29,333 $ 37,344 $ 29,333 Average diluted shares outstanding 155,485 123,790 155,485 123,790 Net amount per diluted share $ 0.24 $ 0.24 $ 0.24 $ 0.24 Normalizing Items * Three Months Ended Three months ended March 31, March 31, Revenue and Lease Maturity (amounts in thousands except per share data) Year Senior Housing Skilled Nursing Hospitals Medical Office Total Rental Income Interest Income (2) Total Revenues % of Total 2011 $ 8,779 $ 8,620 $ — $ 5 ,883 $ 23,282 $ 8 ,292 $ 3 1,574 4.4% 2012 5,549 6,887 — 1 2,570 25,006 2 ,002 2 7,008 3.8% 2013 44,460 — - 1 0,663 55,123 1 5,394 70,517 9.9% 2014 — 6 ,369 — 1 1,456 17,825 4 ,779 2 2,604 3.2% 2015 — 2 ,014 — 1 1,258 13,272 1 ,239 1 4,511 2.0% 2016 — 3 ,375 — 1 4,848 18,223 4 51 1 8,674 2.6% 2017 12,720 3,875 2,350 1 0,258 29,203 4 ,033 3 3,236 4.7% 2018 38,224 — - 5 ,212 43,436 1 ,400 4 4,836 6.3% 2019 9,463 1 8,465 — 1 0,476 38,404 1 65 3 8,569 5.4% 2020 12,681 23,904 5 ,989 9,717 52,291 1 ,750 5 4,041 7.6% Thereafter 1 74,932 7 1,419 4 2,035 6 7,461 355,847 2,380 3 58,227 50.1% $ 306,808 $ 144,928 $ 50,374 $ 1 69,802 $ 671,912 $ 41,885 $ 7 13,797 100.0% Rental Income (1) Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. (2) Reflects contract rate of interest for loans, net of collectability reserves if applicable. 13 FINANCIAL

(dollars in thousands) Year Line of Credit (1) Senior Notes (2,3) Secured Debt (2,4) Consolidated Debt (5) % of Total Joint Ventures (6) Combined Debt % of Total 2011 $ — $ — $ 1 9,761 $ 19,761 0.3% $ 25,064 $ 44,825 0.7% 2012 — 7 6,853 185,766 262,619 4.3% 38,898 301,517 4.8% 2013 — 3 00,000 105,111 405,111 6.6% 28,071 433,182 6.8% 2014 — - 1 84,690 184,690 3.0% 24,122 208,812 3.3% 2015 — 2 50,000 164,793 414,793 6.7% 8,231 423,024 6.7% 2016 — 7 00,000 170,863 870,863 14.1% 41,029 911,892 14.4% 2017 — 4 50,000 402,253 852,253 13.8% 2,041 854,294 13.5% Thereafter — 2,688,077 458,469 3,146,546 51.2% 10,156 3,156,702 49.8% Totals $ — $4 ,464,930 $ 1,691,706 $6 ,156,636 100.0% $ 177,612 $6 ,334,248 100.0% Weighted Avg Interest Rate (7) 0.8% 5.1% 5.5% 5.2% 6.8% 5.3% Weighted Avg Maturity (3) — 11.0 8.0 10.2 4.0 10.0 Debt Maturities and Principal Payments (dollars in thousands) Consolidated Debt % of Consolidated Combined Debt % of Combined Fixed Rate Debt Senior notes $ 4 ,464,930 72.5% $ 4 ,464,930 70.5% Secured debt 1 ,511,091 24.5% 1 ,688,703 26.6% Total fixed $ 5 ,976,021 97.0% $ 6 ,153,633 97.1% Floating Rate Debt Line of credit $ — 0.0% $ — 0.0% Secured debt 1 80,615 3.0% 180,615 2.9% Total floating $ 1 80,615 3.0% $ 180,615 2.9% Total debt $ 6 ,156,636 100.0% $ 6 ,334,248 100.0% Fixed and Floating Rate Debt Notes: (1) Current line of credit capacity of $1.15 billion with remaining availability of $1.15 billion at March 31, 2011. Line of credit currently matures on August 5, 2012. (2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet. (3) $126 million of convertible senior notes are puttable on December 1, 2011, $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 8.4 years and 8.3 years for senior notes and consolidated debt, respectively, using the puttable dates. (4) Secured debt includes $1,042,913,000 related to HCN’s senior housing — operating partnerships. (5) Excludes capital lease obligations of $8.9 million that mature in April 2015. (6) Represents HCN’s share of secured debt of unconsolidated joint ventures. (7) Line of credit interest rate represents 1-month LIBOR + 60 bps at March 31, 2011. Senior notes and secured debt average interest rate represents the face value note rate. 14 FINANCIAL

(amounts in thousands except per share data) Consolidated % of Total Book Capitalization Line of credit $ — 0.0% Long-term debt obligations 6 ,148,636 47.6% Debt to consolidated book capitalization (1) 6 ,148,636 47.6% Total equity 6 ,770,603 52.4% Consolidated book capitalization $ 12,919,239 100.0% HCN share of unconsolidated joint venture debt 1 77,612 Total book capitalization $ 13,096,851 Undepreciated Book Capitalization Line of credit $ — 0.0% Long-term debt obligations 6 ,148,636 44.6% Debt to consolidated undepreciated book capitalization 6 ,148,636 44.6% Accumulated depreciation and amortization 867,050 6.3% Total equity 6 ,770,603 49.1% Consolidated undepreciated book capitalization $ 13,786,289 100.0% HCN share of unconsolidated joint venture debt 1 77,612 Total undepreciated book capitalization $ 13,963,901 Enterprise Value Line of credit $ — 0.0% Long-term debt obligations 6 ,148,636 37.1% Debt to consolidated enterprise value 6,148,636 37.1% Common shares outstanding 1 76,620 Period end share price $52.44 Common equity market capitalization 9,261,953 55.9% Noncontrolling interests 155,008 0.9% Preferred stock 1 ,010,417 6.1% Consolidated enterprise value $ 16,576,014 100.0% HCN share of unconsolidated joint venture debt 1 77,612 Total enterprise value $ 16,753,626 Secured Debt as % of Total Assets (2) Secured debt $ 1 ,711,973 12.9% Total assets $ 1 3,258,044 Total Debt as % of Total Assets (3) Total debt $ 6 ,148,636 46.4% Total assets $ 1 3,258,044 Unencumbered Assets as % of Unsecured Debt (4) Unencumbered assets $ 1 0,607,906 239.1% Unsecured debt $ 4 ,436,663 Current Capitalization Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%. (3) A comparable covenant in our senior unsecured notes is a maximum of 60%. (4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%. 15 FINANCIAL

Properties Amount ($000) Investment Per Bed / Unit / Square Foot Initial Cash Yield Real Property Acquisitions Senior housing operating 46 3,475 units $1 ,098,400 $ 316,086 7.1% Combination — rental 6 784 units 102,064 130,184 8.0% Freestanding dementia care 1 64 units 1 1,300 176,563 9.0% Land parcels 1 9,396 Total acquisitions 54 $ 1,221,160 7.1% Construction in Progress Development projects: Combination — rental 8 950 units $ 22,181 Freestanding dementia care 1 42 units 2,370 Hospitals 4 293 beds 24,560 Medical office buildings 4 605,542 sf 55,211 Total development projects 17 104,322 Expansion projects: CCRC — entrance fee 5 75 units 2,301 Combination — entrance fee 6 135 units 5,041 Hospitals 1 31 beds 2,819 Total expansion projects 12 10,161 Total construction in progress 29 114,483 Investments in unconsolidated joint ventures — 0.0% Capital improvements to existing properties 1,689 8.0% Loan advances 23,112 7.8% Gross investments $ 1,360,444 First Quarter 2011 Beds / Units / Square Feet Gross Investment Activity 16 INVESTMENT 17

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(dollars in thousands) Acquisitions/ Joint Ventures Initial Cash Yield Loan Advances Initial Cash Yield Construction Conversions Initial Cash Yield Dispositions Yield on Sale January $ 249,343 7.6% $ 13,232 7.4% $ 41,397 8.9% $ 20,774 11.7% February 1 4,871 8.0% 3,634 7.4% 3 0,362 8.8% 4,725 12.5% March 956,946 7.1% 6,246 8.7% 4 5,705 8.7% 0.0% Total $ 1,221,160 7.1% $ 23,112 7.8% $ 117,464 8.8% $ 25,499 11.9% Investment Timing (dollars in thousands) Amount % of Total Amount % of Total Dispositions by Investment Type Real property $ 17,892 70.2% $ 17,892 70.2% Real estate loans receivable 7 ,607 29.8% 7 ,607 29.8% Total $ 25,499 100.0% $ 25,499 100.0% Dispositions by Property Type Freestanding assisted living $ 10,953 43.0% 10,953 43.0% Freestanding dementia care 6 ,939 27.2% 6 ,939 27.2% Real estate loans receivable 7 ,607 29.8% 7 ,607 29.8% Total $ 25,499 100.0% $ 25,499 100.0% First Quarter 2011 Disposition Activity FirstQuarter 2011 (dollars in thousands) 2011 2010 2011 2010 Revenues Rental income $ 2 ,404 $ 8 ,774 $ 2 ,404 $ 8 ,774 Expenses Interest expense 433 1,560 433 1,560 Property operating expenses 829 1,207 829 1,207 Depreciation and amortization 1,292 2,929 1,292 2,929 Income / (loss) from discontinued operations, net $ (150) $ 3,078 $ (150) $ 3,078 First Quarter Discontinued Operations First Quarter 16 18 INVESTMENT

PORTFOLIO

Portfolio Composition

(dollars in thousands)

	Properties		Investment Balance(1)	% of Total		Committed Balance	% of Total
Investment Concentration - By Predominant Service Type							
Senior housing triple-net	247	$	3,386,716	32.9%	$	3,502,104	33.4%
Skilled nursing facilities	181		1,253,655	12.2%		1,253,655	12.0%
Senior housing operating (2)	99		2,240,442	21.8%		2,240,442	21.4%
Hospitals	31		806,902	7.9%		826,235	7.9%
Medical office buldings	162		2,240,199	21.8%		2,299,030	22.0%
Life science buildings (3)	7		344,413	3.4%		344,413	3.3%
Total	**727**	**$**	**10,272,327**	**100.0%**	**$**	**10,465,879**	**100.0%**
Investment Concentration - By Facility Type							
Senior housing triple-net portfolio							
CCRC - entrance fee	5	$	272,604	2.7%	$	278,469	2.7%
CCRC - rental	10		314,571	3.1%		314,571	3.0%
Combination - entrance fee	8		383,173	3.7%		391,678	3.7%
Combination - rental	140		1,798,904	17.5%		1,894,467	18.1%
Dementia care	22		124,934	1.2%		130,389	1.2%
Freestanding senior housing	55		267,512	2.6%		267,512	2.6%
Land	7		18,925	0.2%		18,925	0.2%
Other loans	-		206,093	1.9%		206,093	1.9%
Subtotal senior housing	**247**		**3,386,716**	**32.9%**		**3,502,104**	**33.4%**
Combination skilled nursing	28		195,882	1.9%		195,882	1.9%
Freestanding skilled nursing	153		936,645	9.1%		936,645	8.9%
Other loans	-		121,128	1.2%		121,128	1.2%
Subtotal skilled nursing	**181**		**1,253,655**	**12.2%**		**1,253,655**	**12.0%**
Senior housing triple-net total	**428**		**4,640,371**	**45.1%**		**4,755,759**	**45.4%**
Senior housing operating (2)	**99**		**2,240,442**	**21.8%**		**2,240,442**	**21.4%**
Medical facilities portfolio							
Long-term acute care	16		210,388	2.0%		210,388	2.0%
Acute care	7		418,671	4.1%		435,805	4.2%
Inpatient rehab	6		141,959	1.4%		144,158	1.4%
Land	2		11,120	0.1%		11,120	0.1%
Other loans	-		24,764	0.2%		24,764	0.2%
Subtotal hospitals	**31**		**806,902**	**7.9%**		**826,235**	**7.9%**
Medical office buldings	162		2,240,199	21.8%		2,299,030	22.0%
Life science buildings (3)	7		344,413	3.4%		344,413	3.3%
Medical facilities total	**200**		**3,391,514**	**33.1%**		**3,469,678**	**33.2%**
Total portfolio	**727**	**$**	**10,272,327**	**100.0%**	**$**	**10,465,879**	**100.0%**

	Bed / Unit / Square Foot			Committed Balance ($000)		Per Bed / Unit / Square Foot
Investment Metrics						
Senior housing triple-net	21,794	units	$	3,502,104	$	181,141
Skilled nursing	24,220	beds		1,253,655		51,761
Senior housing operating	9,908	units		2,240,442		226,125
Hospital	1,857	beds		826,235		444,928
Medical office	9,047,275	sf		2,299,030		254
Life science (3)				344,413		
Total			**$**	**10,465,879**		

Notes:
(1) Includes HCN's share of unconsolidated joint ventures.
(2) See Senior Housing Operating disclosure on page 24.
(3) See Life Science disclosure on page 30.

19

(dollars in thousands) Total Properties Investment Balance (1) % of Balances By Customer Benchmark Senior Living 3 4 $ 923,506 9.0% Merrill Gardens LLC 3 8 720,947 7.0% Brandywine Senior Living, LLC 1 9 608,847 5.9% Senior Living Communities, LLC 12 601,303 5.9% Senior Star Living 1 0 461,969 4.5% Brookdale Senior Living, Inc. 7 4 319,225 3.1% Aurora Health Care, Inc. 1 8 300,168 2.9% Silverado Senior Living, Inc. 1 9 263,722 2.6% Signature Healthcare LLC 3 3 262,548 2.6% Emeritus Corporation 2 1 241,809 2.4% Remaining portfolio 4 49 5,568,283 54.1% Total 7 27 $ 10,272,327 100.0% Senior Housing Triple-net Skilled Nursing Senior Housing Operating Hospital Medical Office & Life Science (1) Total Properties Investment Balance % of Total Balances By State California $ 74,811 $ — $ 422,248 $ 302,509 $ 2 06,954 47 $ 1,006,522 9.8% Massachusetts 1 73,859 114,574 347,532 11,120 3 44,413 41 991,498 9.7% Florida 3 00,649 211,135 7 ,186 — 397,404 84 916,374 8.9% Texas 1 54,812 169,962 116,723 189,362 2 09,219 74 840,078 8.2% Washington 1 08,182 — 352,342 — 112,392 24 572,916 5.6% Ohio 1 81,702 178,244 9 2,798 32,870 2 0,120 36 505,734 4.9% Connecticut 81,563 20,427 378,574 — - 27 480,564 4.7% New Jersey 2 95,238 4 ,119 — 35,718 1 41,025 20 476,100 4.6% Wisconsin 140,454 — - 22,871 3 00,168 32 463,493 4.5% Tennessee 3 5,980 197,713 — - 101,303 34 334,996 3.3% Remaining portfolio 1,839,466 3 57,481 523,039 212,452 7 51,614 3 08 3,684,052 35.8% Total $3 ,386,716 $ 1,253,655 $2 ,240,442 $ 806,902 $2 ,584,612 727 $ 10,272,327 100.0% Senior Housing Triple-net Skilled Nursing Senior Housing Operating Hospital Medical Office & Life Science (1) Total Properties Total NOI (2) % of Total NOI By State Florida $ 4 ,864 $ 6 ,935 $ 1 75 $ — $ 7,481 84 $ 19,455 9.8% Texas 3 ,981 4 ,834 2 ,211 3,313 3 ,791 74 18,130 9.1% California 2 ,270 — 8,576 3,946 3 ,223 47 18,015 9.1% Massachusetts 2 ,921 3 ,706 7 37 — 7,669 41 15,033 7.6% Ohio 3 ,027 5 ,331 1 ,337 8 12 3 25 36 10,832 5.5% Wisconsin 3 ,200 — - 683 6,769 32 10,652 5.4% Tennessee 8 18 6,753 — - 1,728 34 9 ,299 4.7% New Jersey 5 ,429 1 19 — 948 2,304 20 8 ,800 4.4% Washington 2 ,647 — 5,287 — 5 50 24 8 ,484 4.3% Indiana 5 ,249 1 ,046 — 595 3 97 21 7 ,287 3.7% Remaining portfolio 40,187 11,802 3 ,691 4,539 1 2,054 314 7 2,273 36.4% Total $ 7 4,593 $ 40,526 $ 22,014 $ 14,836 $ 4 6,291 727 $ 198,260 100.0% Portfolio Concentration Notes: (1) Includes unconsolidated joint ventures. Balance and NOI for Massachusetts represent our Life Science portfolio only. (2) Represents NOI including discontinued operations for the three months ended March 31, 2011, excluding other income totaling $2,824,000. 18 20 PORTFOLIO

Top Ten Customer Descriptions Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 44 facilities with over 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of March 31, 2011, the HCN portfolio consisted of 34 facilities with 3,009 units in six states with an investment balance of $923.5 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held company that owns, operates and/or manages 46 independent and assisted living facilities with over 5,500 units in ten states. As of March 31, 2011, the HCN portfolio consisted of 38 facilities in eight states with an investment balance of $720.9 million. Brandywine Senior Living, LLC, located in Mount Laurel, NJ, is a private operator of senior housing facilities that operates 19 facilities with over 1,800 units. As of March 31, 2011, the HCN portfolio consisted of 19 facilities in five states with an investment balance of $608.8 million. Senior Living Communities, LLC, located in Charlotte, NC, is a private company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 facilities in five states. As of March 31, 2011, the HCN portfolio consisted of 12 facilities in five states with an investment balance of $601.3 million. Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and dementia care facilities that operates 10 facilities in six states. As of March 31, 2011, the HCN portfolio consisted of 10 facilities in six states with an investment balance of $462.0 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a publicly traded company that provides independent living and assisted living services. The company operates 559 facilities in 34 states with the ability to serve approximately 51,000 residents. As of March 31, 2011, the HCN portfolio consisted of 74 facilities in 16 states with an investment balance of $319.2 million. Aurora Health Care, Inc., located in Milwaukee, WI, is a non-profit operator of over 230 hospitals, pharmacies and clinics in eastern Wisconsin. Aurora is investment grade rated and is the largest health care system in the state. As of March 31, 2011, the HCN portfolio consisted of 18 facilities with an investment balance of $300.2 million. Silverado Senior Living, Inc., located in Irvine, CA, is a privately held company that operates 20 facilities with 945 units across four states. The company currently operates dementia care, skilled nursing, and assisted living facilities. As of March 31, 2011, the HCN portfolio consisted of 19 facilities in five states with an investment balance of $263.7 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 72 skilled nursing facilities with over 8,700 beds. As of March 31, 2011, the HCN portfolio consisted of 33 facilities in four states with an investment balance of $262.5 million. Emeritus Corporation (NYSE:ESC), located in Seattle, WA, is a publicly traded company that provides independent living, assisted living and dementia care services. The company operates 479 facilities representing capacity for approximately 42,700 residents in 42 states. As of March 31, 2011, the HCN portfolio consisted of 21 facilities in 16 states with an investment balance of $241.8 million. PORTFOLIO 21

(dollars in thousands) Top 31 Top 75 Top 100 Senior housing triple-net $ 1,366,280 $ 1,979,125 $ 2,214,625 % of senior housing triple-net 40.3% 58.4% 65.4% Skilled nursing 372,392 680,710 734,631 % of skilled nursing 29.7% 54.3% 58.6% Senior housing operating 1,114,714 1 ,828,281 1 ,877,027 % of senior housing operating 49.8% 81.6% 83.8% Hospital 410,658 684,753 720,311 % of hospital 50.9% 84.9% 89.3% Medical office 1,307,051 1 ,758,132 1 ,911,885 % of medical office 58.3% 78.5% 85.3% Life science (2) 344,413 344,413 344,413 % of life science 100.0% 100.0% 100.0% Total portfolio $ 4,915,508 $ 7,275,414 $ 7,802,892 % of total portfolio 47.9% 70.8% 76.0% Metropolitan Statistical Area Concentration (1) (dollars in thousands) Total Properties Investment Balance (2) % of Total By Region (3) South Atlantic 184 $ 1 ,753,080 17.1% New England 76 1 ,673,706 16.3% Pacific 74 1 ,613,149 15.7% East North Central 114 1 ,580,253 15.4% West South Central 98 9 90,932 9.6% Middle Atlantic 45 9 35,153 9.1% West North Central 30 5 97,966 5.8% Mountain 45 5 77,682 5.6% East South Central 61 5 50,406 5.4% Total 727 $ 1 0,272,327 100.0% Region Concentration Notes: (1) Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service. (2) Includes HCN’s share of unconsolidated joint ventures. (3) Region definitions are derived from census bureau definitions and are itemized in the glossary. 14 19 22 PORTFOLIO

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (2)	TTM CAMF (2)	Facility Revenue Mix: Private Pay	Medicaid	Medicare
Stable Portfolio (1)							
Senior housing triple-net (3)	10	88.3%	1.55x	1.33x	86.3%	9.3%	4.4%
Skilled nursing	23	84.8%	2.38x	1.76x	19.6%	49.5%	30.9%
Senior housing operating	12	89.8%	n/a	n/a	98.4%	0.0%	1.6%
Hospital	14	64.8%	2.57x	2.24x	28.8%	4.0%	67.3%
Medical office	11	92.7%	n/a	n/a	100.0%	0.0%	0.0%
Total	**12**		**2.07x**	**1.65x**	**80.1%**	**10.1%**	**9.8%**

Notes:
(1) Data as of March 31, 2011 for medical office and senior housing operating and December 31, 2010 for remaining asset types.
(2) Represents trailing twelve month coverage metrics.
(3) Excludes entrance fee portfolio.

Entrance Fee Portfolio

	Properties	Average Age	Investment Balance (millions)	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Portfolio							
Open Properties	13	6	$655.8	1,441	53%	1,024	88%

Same Store NOI Growth

(dollars in thousands)

	Properties (1)	1Q10 Same Store NOI*	1Q11 Same Store NOI*	% Change
Same Store Portfolio				
Senior housing triple-net	176	$ 41,212	$ 42,673	3.5%
Skilled nursing	178	34,519	35,682	3.4%
Hospitals	22	10,448	10,816	3.5%
Medical office	107	22,278	23,131	3.8%
Total	**483**	**$ 108,457**	**$ 112,302**	**3.5%**

* Same store NOI represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

23

Portfolio Composition — Senior Housing Operating (dollars in thousands; dollar amounts represent 100% of partnerships) 4Q10A 1Q11A 2Q11A 3Q11A 4Q11A Total Senior Housing Operating Performance Properties 47 9 9 Average age (years) 15 1 2 Units 6 ,075 9 ,908 Investment balance $ 1,080,416 $ 2 ,240,442 Occupancy 91.9% 89.8% Total revenues $ 38,197 $ 7 1,286 Operating expenses $ 24,628 $ 4 9,272 NOI $ 1 3,569 $ 2 2,014 Depreciation and amortization $ 14,974 $ 2 0,131 Interest expense $ 4,485 $ 6 ,527 Transaction costs $ (444) $ 32,069 Net income (loss) $ (5,446) $ (36,713) $ (1,089) $ (1,482) $ (4,357) $ (35,231) Total cap-ex / TI / LC $ 2,131 $ 2 ,903 Amount Blended Interest Rate Weighted Average Maturity Secured Debt (1) Principal balance $ 1 ,042,913 5.3% 6 .8 Properties Units % of Total By State California 2 5 2,436 24.6% Washington 1 4 1,599 16.1% Connecticut 1 4 1,384 14.0% Massachusetts 1 3 1,055 10.6% Texas 8 380 3.8% Other 2 5 3,054 30.9% Total 9 9 9,908 100.0% Net income (loss) attributable to common stockholders Net income (loss) attributable to noncontrolling interests Notes: (1) Non-recourse debt to HCN, secured by the joint ventures’ assets. 24 PORTFOLIO

Portfolio Performance — Senior Housing Triple-Net (excludes entrance fee portfolio) Trailing Twelve Month Payment Coverage Before Management Fees basis points 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 2 2 Stable (1) 1 Occupancy basis points 4Q10 / 4Q09 4Q10 / 3Q10 Same Store (50) - Stable (80) (60) Revenue per Occupied Unit (% chg) 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 4.2% 0.7% Stable 2.8% 0.5% Expense per Occupied Unit (% chg) 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 1.6% -1.2% Stable -0.7% -1.2% 1.58x 1.55x 1.30 1.40 1.50 1.60 1.70 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 88.4% 88.3% 75% 80% 85% 90% 95% 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 $4,536 $4,497 $3,900 $4,100 $4,300 $4,500 $4,700 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 $2,939 $2,895 $2,000 $2,250 $2,500 $2,750 $3,000 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 23 25 Same Store (148 properties) Stable PORTFOLIO

Portfolio Performance — Skilled Nursing Trailing Twelve Month Payment Coverage Before Management Fees basis points 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 6 2 Stable 5 2 Occupancy basis points 4Q10 / 4Q09 4Q10 / 3Q10 Same Store (50) (30) Stable (30) (30) Revenue per Occupied Bed (% chg) 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 5.9% 3.9% Stable 5.6% 3.6% Expense per Occupied Bed (% chg) 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 5.1% 2.2% Stable 4.5% 1.6% 2.41x 2.38x 2.1 2.2 2.3 2.4 2.5 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 84.2% 84.8% 70% 75% 80% 85% 90% 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 $7,382 $7,398 $6,500 $6,750 $7,000 $7,250 $7,500 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 $5,858 $5,913 $4,500 $5,000 $5,500 $6,000 $6,500 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 26 Same Store (166 properties) Stable PORTFOLIO

Portfolio Performance — Hospitals Trailing Twelve Month Payment Coverage Before Management Fees basis points 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 14 (5) Stable 9 (12) Occupancy basis points 4Q10 / 4Q09 4Q10 / 3Q10 Same Store 635 267 Stable 435 230 2.77x 2.57x 2.2 2.4 2.6 2.8 3.0 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 66.6% 64.8% 50% 55% 60% 65% 70% 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 27 Same Store (12 properties) Stable PORTFOLIO

(dollars in thousands) Properties Square Feet Investment Balance Total Revenues Operating Expenses NOI Age Occupancy Health system-affiliated 110 6,939,774 $ 1,781,852 $ 4 5,683 $ 1 2,263 $ 33,420 1 1 93.1% Unaffiliated 39 1,287,756 3 46,721 9 ,686 2 ,910 6,776 15 89.0% Subtotal 1 49 8,227,530 2 ,128,573 55,369 15,173 40,196 11 92.7% Equity investment (1) 6 405,414 4 7,461 1,115 266 849 Development 1 291,410 3 4,783 — - - Loans 3 122,921 9 ,172 161 — 161 Land 3 — 2 0,210 — - - Total 1 62 9,047,275 $ 2,240,199 $ 5 6,645 $ 1 5,439 $ 41,206 Portfolio Composition — Medical Office Buildings Portfolio Performance — Medical Office Buildings (dollars in thousands) 1Q10 2Q10 3Q10 4Q10 1Q11 Total MOB Performance Properties* 125 1 27 1 28 1 46 149 Square feet* 6 ,454,888 6 ,560,674 6 ,678,874 7 ,913,290 8 ,227,530 Investment balance* $ 1,608,874 $ 1 ,626,012 $ 1 ,650,801 $ 2 ,040,384 $ 2 ,128,573 Occupancy* 92.6% 92.6% 93.0% 93.1% 92.7% Total revenue* $ 3 9,556 $ 4 1,946 $ 4 3,675 $ 4 4,439 $ 5 5,369 Operating expenses* $ 12,513 $ 1 2,497 $ 1 2,856 $ 1 2,632 $ 1 5,173 NOI from continuing operations* $ 27,043 $ 2 9,449 $ 3 0,819 $ 3 1,807 $ 4 0,196 NOI from discontinued operations $ 303 $ 51 $ (150) $ (51) $ - Total cap-ex / TI / LC $ 3,771 $ 5,060 $ 4 ,754 $ 5 ,997 $ 5 ,054 Expired (square feet)* (2) 6 23,878 5 99,045 6 18,778 5 53,187 5 71,306 Retained (square feet)* (2) 5 12,078 4 74,588 5 18,829 4 69,921 4 52,401 Retention rate* (2) 82.1% 79.2% 83.8% 84.9% 79.2% 1Q10 2Q10 3Q10 4Q10 1Q11 Same Store Performance* Properties 107 1 07 1 07 1 07 107 Square feet 5 ,243,078 5 ,243,078 5 ,243,078 5 ,243,078 5 ,243,078 Investment balance $ 1,372,727 $ 1 ,365,145 $ 1 ,356,876 $ 1 ,351,094 $ 1 ,342,407 Occupancy 91.1% 91.1% 91.3% 91.8% 91.4% Cash revenue $ 3 4,179 $ 3 4,103 $ 3 4,692 $ 3 5,003 $ 3 4,992 Operating expenses $ 11,901 $ 1 1,953 $ 1 2,047 $ 1 1,561 $ 1 1,861 Cash NOI $ 22,278 $ 2 2,150 $ 2 2,645 $ 2 3,442 $ 2 3,131 2011 2012 2013 2014 2015 Remaining Lease Expirations* Square feet 268,359 591,023 496,903 547,448 506,599 % of total portfolio 3.3% 7.2% 6.0% 6.7% 6.2% * Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, terminations and discontinued operations. Notes: (1) Amounts reflected at HCN’s ownership interest in unconsolidated joint venture properties. (2) Amounts represent trailing twelve months from the indicated quarter end. 28 PORTFOLIO

Square Feet % of Total By Tenant* Aurora Health Care, Inc. 1 ,441,588 17.5% Melbourne Internal Medicine Associates 3 52,839 4.3% Tenet Health Systems 2 82,235 3.4% Swedish Health Services 1 81,814 2.2% Baptist Health System, Inc 1 61,933 2.0% Remaining Portfolio 5 ,807,121 70.6% Total 8,227,530 100.0% *Excludes development, mortgages and held-for-sale properties. Properties Square Feet % of Total Committed Balance ($000s) Committed Balance per Square Foot By Region* South Atlantic 50 1 ,856,560 20.5% $ 5 27,295 $ 284 East North Central 24 1 ,664,573 18.4% 348,645 209 Pacific 15 1 ,081,138 11.9% 345,702 320 Middle Atlantic 14 1 ,072,915 11.9% 276,992 258 Mountain 17 9 56,044 10.6% 2 35,193 246 West South Central 17 9 42,491 10.4% 2 20,504 234 East South Central 15 7 99,483 8.8% 153,263 192 West North Central 10 6 74,071 7.5% 191,436 284 Total 162 9 ,047,275 100.0% $ 2 ,299,030 $ 254 *Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary. Properties Square Feet % of Total Committed Balance ($000s) Committed Balance per Square Foot By State Wisconsin 18 1 ,441,588 15.9% $ 3 00,168 $ 208 Florida 30 1 ,256,598 13.9% 397,404 316 Texas 16 8 97,688 9.9% 209,219 233 New Jersey 6 6 98,395 7.7% 199,857 286 California 10 6 87,130 7.6% 206,954 301 Tennessee 8 4 08,107 4.5% 101,303 248 Arizona 5 3 38,529 3.7% 9 1,061 269 Washington 4 3 30,844 3.7% 112,392 340 Nevada 9 3 24,992 3.6% 105,867 326 Alabama 5 3 04,050 3.4% 3 9,305 129 Remaining portfolio 51 2 ,359,354 26.1% 535,500 227 Total 162 9 ,047,275 100.0% $ 2,299,030 $ 254 Portfolio Concentration — Medical Office Buildings 27 PORTFOLIO 29

Portfolio Composition — Life Science Buildings (dollars in thousands; dollar amounts represent HCN’s 49% ownership interest) 1Q10A 2Q10A 3Q10A 4Q10A 1Q11A Total Life Science Performance Properties 6 7 7 7 7 Average age (years) 10 12 1 2 1 2 1 2 Square feet 1 ,062,067 1 ,188,132 1 ,188,132 1,118,132 1,188,132 Investment balance $ 325,925 $ 352,385 $ 3 49,832 $ 3 46,562 $ 3 44,413 Occupancy 100.0% 100.0% 100.0% 100.0% 100.0% Total revenues (1) $ 3,725 $ 9,355 $ 1 0,401 $ 1 0,521 $ 1 1,270 Operating expenses $ 1,101 $ 2,716 $ 3 ,035 $ 2 ,855 $ 3 ,601 NOI $ 2,624 $ 6,639 $ 7 ,366 $ 7 ,666 $ 7 ,669 Depreciation and amortization $ 775 $ 2 ,323 $ 2 ,696 $ 2 ,720 $ 2 ,625 Interest expense $ 923 $ 2 ,114 $ 2 ,362 $ 2 ,360 $ 2 ,290 Asset management fee $ 158 $ 374 $ 4 09 $ 4 09 $ 4 13 Net income (loss) $ 768 $ 1 ,828 $ 1 ,899 $ 2 ,177 $ 2 ,341 Total cap-ex / TI / LC $ — $ — $ — $ — $ - Amount Blended Interest Rate Weighted Average Maturity Secured Debt (2) Principal balance $ 153,078 7.1% 2.9 Square Feet % of Total By Tenant Millennium (Takeda) 628,934 52.9% Alkermes 210,248 17.7% Brigham & Women’s Hospital 125,096 10.5% Ariad Pharmaceuticals 1 00,361 8.4% Novartis 70,475 5.9% Genzyme 52,518 4.4% Other Tenants 500 0.2% Total (3) 1,188,132 100.0% Notes: (1) Include amortization of below market rents and straight-line rent of $1,181,000 for the three months ended March 31, 2011. (2) Non-recourse debt to HCN, secured by the joint venture’s assets. (3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture. 30 PORTFOLIO

(dollars in thousands) Projects Beds / Units / Square Feet CIP Balance at 12/31/10 2011 YTD Funding 2011 YTD Conversions CIP Balance at 3/31/2011 Development Properties Combination — rental 8 $ 950 $ 38,206 $ 22,181 $ — $ 60,387 Freestanding dementia care 1 4 2 — 2,370 — 2,370 Hospital 4 293 208,882 24,560 — 233,442 Medical office 4 605,542 8 5,512 55,211 (105,940) 3 4,783 Sub-total 17 $ 332,600 $ 104,322 $ (105,940) $ 330,982 Expansion Projects CCRC — entrance fee 5 75 $ 5 ,762 $ 2,301 $ (204) $ 7,859 Combination — entrance fee 6 135 1 1,693 5,041 (1,763) 1 4,971 Hospital 1 31 6,738 2,819 (9,557) - Sub-total 12 2 4,193 10,161 (11,524) 22,830 Total 29 $ 356,793 $ 114,483 $ (117,464) $ 353,812 Development Activity Development Funding Projections * (dollars in thousands) Projects Initial Yield 2011 Funding 2012 Funding Funding Thereafter Unfunded Commitments Committed Balances Development Properties Combination — rental 3 950 8.6% $ 87,568 $ 7,995 $ — $ 95,563 $1 55,950 Freestanding dementia care 1 42 9.0% 5 ,455 — - 5,455 7 ,825 Hospital 3 293 9.5% 19,333 — - 19,333 252,775 Medical office 1 605,542 8.3% 26,500 32,331 — 58,831 93,614 Total 8 $1 38,856 $ 40,326 $ — $ 179,182 $5 10,164 Projected Future Funding Beds / Units / Square Feet (dollars in thousands) Amount Projected Initial Cash Yields (1) Amount Projected Initial Cash Yields (1) 1Q11 actual $ 105,940 8.8% 2011 estimate $ 488,365 9.1% 2Q11 estimate 224,775 9.3% 2012 estimate $ 127,739 8.5% 3Q11 estimate 2 8,000 11.0% 2013 estimate — 0.0% 4Q11 estimate 129,650 8.6% 2014 estimate — 0.0% 1Q12 estimate 3 4,125 8.9% 2015+ estimate — 0.0% 2Q12 estimate 9 3,614 8.3% Total $ 616,104 3Q12 estimate - 4Q12 estimate - Total $ 616,104 Quarterly Conversions Annual Conversions Development Project Conversion Estimates* Notes: * Excludes expansion projects (1) Actual initial yields may be higher if the underlying market rates increase. MOBs represent stabilized yields. 31 PORTFOLIO

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	12/31/2010 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	3/31/2011 Properties
CCRC - entrance fee	3	0	0	0	3
CCRC - rental	2	0	0	0	2
Combination - entrance fee	7	0	0	0	7
Combination - rental	16	(1)	0	3	18
Freestanding assisted living	1	0	0	0	1
Freestanding dementia care	4	0	0	(3)	1
Freestanding skilled nursing	2	0	0	0	2
Long term acute care hospital	3	(2)	0	0	1
Acute care hospital	1	0	0	0	1
Total	**39**	**(3)**	**0**	**0**	**36**

Property Type	3/31/2011 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	3	644	$ 203,998	2.0%
CCRC - rental	2	634	152,429	1.5%
Combination - entrance fee	7	1,160	321,789	3.1%
Combination - rental	18	2,086	342,611	3.3%
Freestanding assisted living	1	101	15,416	0.2%
Freestanding dementia care	1	56	10,103	0.1%
Freestanding skilled nursing	2	240	32,118	0.3%
Long term acute care hospital	1	50	7,620	0.1%
Acute care hospital	1	91	110,956	1.1%
Total	**36**	**5,062**	**$ 1,197,040**	**11.7%**

Occupancy	12/31/2010 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	3/31/2011 Properties
0 - 50%	14	0	0	1	(4)	11
50% - 70%	19	(3)	0	1	(1)	16
70% +	6	0	0	1	2	9
Total	**39**	**(3)**	**0**	**3**	**(3)**	**36**

Occupancy	3/31/2011 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	11	17	$ 36,058	5.1%	$ 464,740	4.6%
50% - 70%	16	24	39,154	5.5%	463,572	4.5%
70% +	9	27	19,863	2.8%	268,728	2.6%
Total	**36**	**23**	**$ 95,075**	**13.3%**	**$ 1,197,040**	**11.7%**

Notes:

(1) Includes annualized revenues as presented on page 13.

32

Portfolio Trends Customer Concentration Trend (1) Property Type Trend (2) Payor Mix Trend (3) 45.9% 32.3% 20% 25% 30% 35% 40% 45% 50% 4Q08 4Q09 4Q10 1Q11 Top 10 Top 5 33.4% 22.0% 12.0% 7.9% 3.3% 21.4% 0% 10% 20% 30% 40% 50% 4Q08 4Q09 4Q10 1Q11 SH-NNN MOB SH-O SNF HOS LSB 80.1% 10.1% 9.8% 0% 20% 40% 60% 80% 100% 4Q08 4Q09 4Q10 1Q11 Private Medicaid Medicare Notes: (1) Customer concentration trend based on investment balances for the dates presented. (2) Property type trend based on committed investment balances for the dates presented. (3) Payor mix is weighted by investment balance including stable and unstabilized properties but excluding properties under construction. 33 PORTFOLIO

Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: Coverage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for hospitals which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningfu l. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information. GLOSSARY 34

Freestanding: A property that offers one level of service. Health System-Affiliated: Properties are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a hospital or system entity; 5) a master lease is maintained with a hospital or system entity; 6) significant square footage is leased to a hospital or system entity; or 7) the property includes an ambulatory surgery center with a hospital partnership interest. Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual or projected income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments or the company’s interest in unconsolidated joint ventures as reflected on the company’s balance sheet. Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. 28 32 GLOSSARY GLOSSARY 35

Region Definitions: Eight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Excludes senior housing operating portfolio. Senior Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007. Senior Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable. Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved payment CAMF of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds. 36 GLOSSARY

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed on page 13. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed on page 13. The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. 35 SUPPLEMENTAL REPORTING MEASURES 37

HEALTH CARE REIT, INC. 4500 Dorr Street Toledo, OH 43615-4040 419.247.2800 main 419.247.2826 fax www.hcreit.com